UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)	February 8, 2012

HOLLYWOOD MEDIA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Florida	1-14332	65-0385686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2255 Glades Road, Suite 221A,

Boca Raton, Florida		33431
(Address of Principal Executive Offices)		(Zip Code)

(561) 998-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On February 8, 2012, Hollywood Media Corp. (“Hollywood Media”) resolved its dispute with The Estate of Martin H. Greenberg (the “Estate”) over the life insurance policy payments that were received as a result of Dr. Martin Greenberg’s death. Prior to Dr. Greenberg’s death, Dr. Greenberg had served as the Chief Executive Partner of Tekno Books (which was 51% owned by Hollywood Media prior to the resolution of such dispute).

As a result of such resolution, effective as of December 30, 2011, the Estate and Rosalind M. Greenberg (Dr. Greenberg’s widow) waived any right, entitlement or claim they may have to a $1.5 million key-man life insurance policy payment, Tekno Books and Hollywood Media waived any right, entitlement or claim they may have to a $500,000 life insurance policy payment received by Rosalind M. Greenberg, and the Estate transferred all of its partnership and ownership interest in Tekno Books to Hollywood Media for no additional consideration pursuant to an Assignment of General Partnership Interest, which is furnished herewith as Exhibit 99.1 hereto. Following such transfer, Hollywood Media owns 100% of Tekno Books.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

The following exhibit is filed in connection with the disclosure pursuant to Item 8.01 of this Form 8-K:

99.1	Assignment of General Partnership Interest, effective as of December 30, 2011, by and between The Estate of Martin H. Greenberg and Hollywood Media Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hollywood Media Corp.
Date: February 13, 2012

	By:	/s/ Tammy Hedge
Name: Tammy Hedge
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Assignment of General Partnership Interest, effective as of December 30, 2011, by and between The Estate of Martin H. Greenberg and Hollywood Media Corp.